Exhibit 10.3

TOROTEL, INC.

ADDITIONAL TRANSACTION BONUS PLAN FOR EXECUTIVES

1.                                      Purpose.

The purpose of this Transaction Bonus Plan for Executives (this “Plan”) is to establish a bonus program for select executive officers of Torotel, Inc. (the “Company”) as recommended to the Board of Directors of the Company (the “Board”) by the Governance, Compensation and Nominating Committee (the “Committee”) in recognition of the instrumental service of these executives in enhancing shareholder value and the need to retain the service of these executives through the successful consummation of a transaction resulting in a change of control of the Company (a “Transaction”).

2.                                      Transaction Bonus Awards.

(a)                                 Each Company executive who has been selected to participate in this Plan, as set forth on Exhibit A (each, a “Covered Executive”), in the event of the successful consummation of a Transaction and subject to the terms and conditions specified herein, shall be eligible to receive from the Company a bonus equal to the amount(s) set forth opposite his or her name on Exhibit A (a “Transaction Bonus”).

(b)                                 A Covered Executive’s Transaction Bonus described in Section 2(a) shall become fully vested if, and only if, he or she remains continuously employed by the Company through the date on which a Transaction is consummated (the “Closing Date”), and shall be payable in a single lump sum cash payment on the Closing Date, or as soon as administratively practicable thereafter, but, in either case no later than March 15 of the calendar year immediately following the calendar year that includes the Closing Date.

(c)                                  Notwithstanding anything contained in this Section 2 to the contrary, if a Covered Executive’s employment with the Company terminates for any reason prior to the Closing Date, such Covered Executive shall immediately forfeit any right to receive a Transaction Bonus under Section 2(a) above and shall have no further rights with respect this Plan.

3.                                      Plan Administration.

This Plan shall be administered by the Committee and the Committee shall have sole authority to interpret this Plan and to make all other determinations deemed necessary or advisable for the administration of this Plan. All determinations and interpretations of the Committee shall be final, binding, and conclusive as to all persons and shall be afforded the maximum deference upon judicial review. The Committee (including any member of the Committee) shall not be personally liable by reason of carrying out his or her duties under this Plan.

4.                                      Section 409A.

It is intended that the payments to which Covered Executives are entitled under this Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) pursuant to the application of the “short-term deferral exemption” described in

Section 1.409A-1(b)(4) of the Income Tax Regulations and this Plan shall be interpreted in a manner that is consistent with this intention.  In the event that any provision of this Plan is deemed to be subject to Section 409A, the Committee shall operate this Plan in accordance with the requirements set forth in Section 409A.  If any provision of this Plan does not comply with the requirements of Section 409A, the Committee, in exercise of its sole discretion and without your consent, may amend or modify this Plan in any manner to the extent necessary to meet the requirements of Section 409A.

5.                                      Right to Amend or Terminate Plan.

Except as provided in Section 4 above, this Plan shall not be amended without the express written consent of each affected Participant. Notwithstanding anything herein to the contrary, this Plan shall be effective as of the date a definitive agreement for a Transaction is mutually executed and shall terminate upon the earliest to occur of (a) the payment of all amounts payable hereunder or (b) the date of termination of a definitive agreement providing for the terms and conditions of a proposed Transaction without such transaction being consummated.

6.                                      Applicable Law.

This Plan and all action taken under it shall be governed as to validity, construction, interpretation, and administration by the laws of the State of Missouri (without regard to the choice of law principles thereof) and any applicable U.S. federal law.

7.                                      ERISA Exemption.

This Plan is a bonus program that is exempt from coverage under the Employee Retirement Income Security Act of 1974, as amended.

8.                                      Successors.

For purposes of this Plan, the Company shall include any and all successors and assignees, whether direct or indirect, by purchase, merger, consolidation, or otherwise, to all or substantially all of the business or assets of the Company, and such successors and assignees shall perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company,” as used in this Plan, shall mean the Company, as herein before defined and any successor, parent corporation or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.

9.                                      General Provisions.

(a)                                 Nothing contained herein shall give a Covered Executive any right to any benefit upon termination of employment with the Company. No Covered Executive entitled to a Transaction Bonus under this Plan may assign, transfer, or in any other way alienate such Transaction Bonus hereunder, nor shall any Transaction Bonus under this Plan be subject to garnishment, attachment, execution, or levy of any kind.

(b)                                 Neither the establishment of this Plan, nor any modification thereof, nor the payment of any Transaction Bonus hereunder, shall be construed as giving to any Covered Executive or other person any legal or equitable right against the Company or the Board, or any fiduciary, employee, or agent of the Company.

(c)                                  The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it reasonably believes it may have to withhold for federal, state, or local income or other taxes incurred by reason of payments pursuant to this Plan.

(d)                                 Should any provision of this Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of this Plan unless such determination shall render impossible or impracticable the functioning of this Plan, and in such case, an appropriate provision or provisions shall be adopted so that this Plan may continue to function properly.

(e)                                  In the event that the Board finds that a Covered Executive is unable to care for his or her affairs because of illness or accident, then any Transaction Bonus payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Board shall determine, and the application thereof shall be a complete discharge of all liability for any Transaction Bonus to which such Covered Executive was or would have been otherwise entitled under this Plan.

(f)                                   All announcements, notices, and other communications regarding this Plan will be made by the Company in writing (whether in electronic form or otherwise). Except for written amendments to this Plan or official written communications issued by the Company in connection with this Plan, Covered Executives may not rely on any representation or statement made by the Company or its affiliates or any of its or their officers, directors, employees, or agents, whether written or oral, regarding such participants’ participation in this Plan and any rights thereunder.

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TOROTEL, INC.

TRANSACTION BONUS PLAN FOR EXECUTIVES

EXHIBIT A

Covered Executive	Additional Transaction Bonus*

Dale H. Sizemore, Jr., CEO	$1,458,380

Heath C. Hancock, CFO	$578,410

H. James Serrone, CRO	$463,210